Exhibit 10.2

O.I. CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. This Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of the common stock, par value $0.10 per share (the “Common Stock”), of O.I. Corporation (the “Company”) by eligible employees of the Company so that the employees may acquire or increase their proprietary interest in the Company. The Plan is intended to facilitate this objective (i) by providing a procedure for regular payroll deductions to allow for the purchase of shares of Common Stock on a quarterly basis and (ii) by allowing eligible employees to purchase such shares without payment of any brokerage fees or commissions. Subject to adjustment pursuant to Paragraph 10 hereof, 200,000 shares of Common Stock are authorized for distribution under this Plan.

2. ADMINISTRATION AND INTERPRETATION. The Plan shall be administered by a committee (the “Committee”) consisting of not less than three members of the Board of Directors of the Company (the “Board”) appointed by and serving at the pleasure of the Board. All members of the Committee shall be “disinterested persons” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may prescribe, amend, and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan, and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the acts of a majority of the members evidenced in writing shall be the acts of the Committee. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable. The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee.

Neither the Committee nor the members thereof shall be liable for any act, omission, interpretation, construction, or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including counsel fees) arising therefrom to the full extent permitted by law, the Company’s Articles of Incorporation and the Company’s Bylaws. The members of the Committee shall be named as insured parties under any directors and officers liability insurance coverage which may be in effect from time to time.

3. TERM OF THE PLAN. The Plan will become effective as of January 1, 1989, and will remain in effect until December 31, 2018 (except for completion of payroll deductions, return of excess deductions, and delivery of stock certificates) unless earlier terminated pursuant to Section 9 hereof or by action of the Board.

4. ELIGIBILITY. Any person who is a full-time employee of the Company is eligible to participate in the Plan. Part-time, temporary, contract, and seasonal workers are not eligible. A part-time employee is one whose customary employment is 20 hours or less per week. A temporary employee is one whose customary employment is not more than 5 months in any calendar year.

5. PARTICIPATION. Participation in the Plan is optional. An eligible employee may participate in the Plan with respect to any calendar quarter. Participation in the Plan in one calendar quarter does not require participation during any other calendar quarter. In order to participate in the Plan, an eligible employee must submit a subscription contract to purchase shares of Common Stock, on a form to be provided by the Committee, on or before the 15th day of the month preceding the first calendar quarter of participation, provided that subscription contracts relating to the calendar quarter commencing January 1, 1989 may be submitted at any time on or before December 30, 1988. No subscription contract will be accepted from an employee who is not on the payroll on the 15th day of the month preceding the first calendar quarter covered by such employee’s subscription contract. To participate in the Plan with respect to any calendar quarter, an employee must be an eligible employee on the first day of such quarter. An employee participating in the Plan may terminate his or her participation by giving written notice of such termination to the Committee on or prior to the 15th day of the last month of any calendar quarter, and such termination will be effective as of the last day of such quarter. Any employee who terminates participation in the Plan may later participate in the Plan by following the procedure set forth above with respect to initial participation in the Plan.

6. PAYROLL DEDUCTIONS. Except as provided below in this Section 6, subscriptions will be payable by means of payroll deductions only, and no subscriber may satisfy his or her subscription by the payment of a lump sum of cash. Notwithstanding the foregoing, if a participant’s employment with the Company is terminated on or after the first day of any calendar quarter, such participant may continue to participate in the Plan with respect to such quarter if, and only if, such participant makes a cash payment in an amount equal to the difference between the amount of pay actually deducted from such participant’s pay for such quarter and the subscription amount for such quarter.

Each subscriber will authorize pursuant to a subscription contract, a deduction from his or her pay with respect to each calendar quarter in a dollar amount not to exceed 10% of such subscriber’s pay prior to deduction of withholdings, taxes, and any elective salary reduction amounts deducted pursuant to Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended (“Gross Pay”) for the first calendar quarter covered by such subscription contract. Such dollar amount will be reduced from time to time, without any specific authorization from the participant, to the extent necessary to prevent the dollar amount deducted from such participant’s pay for any calendar quarter to exceed 10% of such participant’s Gross Pay for such quarter. A participant’s quarterly deduction amount will be deducted from the pay of such subscriber in equal installments for each of the payroll periods within each calendar quarter. A Participant may increase the dollar amount (up to 10% of such subscriber’s then current quarterly Gross Pay) or decrease the dollar amount of his or her subscription for any calendar quarter by giving written notice to the Administrative Committee on or prior to the 15th day of the month preceding such calendar quarter, and such adjusted dollar amount will be deducted from the pay of such subscriber for each calendar quarter thereafter until such subscriber subsequently increases or decreases such dollar amount in the manner set forth above or such subscriber terminates his or her participation in the Plan in the manner set forth in Section 5 hereof.

All subscription amounts shall be held by the Plan in a segregated non-interest bearing account until applied as provided in Section 7 below.

7. PURCHASE AND DISTRIBUTION OF COMMON STOCK. The Company may satisfy the subscriptions to purchase Common Stock with respect to any calendar quarter with shares of Common Stock issued by the Company or purchased on the open market or from third parties in privately negotiated purchases (or any combination of the foregoing). Any such purchases of Common Stock on the open market or from third parties in privately negotiated purchases with respect to a calendar quarter will be made by the Committee as nearly as possible to the last business day of such calendar quarter as the Committee, in its sole discretion, shall determine. Any commissions payable with respect to purchases of Common Stock on the open market or from third parties in privately negotiated transactions shall be paid by the Company from funds other than the subscription amounts received from the participants in the Plan. At the end of each calendar quarter, the Committee shall use any subscription amounts for such quarter which have not been used to purchase shares of Common Stock on the open market or from third parties in privately negotiated transactions to purchase shares of Common Stock from the Company. The Company shall issue and sell shares of Common Stock for such purpose at the Current Market Price (defined below). The aggregate number of shares of Common Stock which are purchased by the Plan on the open market, from third parties in privately negotiated transactions and from the Company with respect to any quarter shall be distributed to the employees participating in the Plan with respect to such quarter on a pro rata basis based on the dollar amount of the subscription of each participant for such quarter, except that, in the event such pro ration results in a fractional share being distributable with respect to any participant, such fractional share shall not be distributed with respect to such quarter but shall be distributed to such participant in any later quarter in which such fractional share, when added together with fractional shares otherwise distributable for other quarters, equals a whole share. In the event a participant in the Plan has credited to his account a fractional share at the time of the termination of his participation in the Plan, the Company shall pay such participant an amount in cash, in lieu of such fractional share, equal to the Current Market Price multiplied by the fraction represented by such fractional share. Certificates representing the shares of Common Stock being distributed with respect to any quarter will be delivered to the participants as soon as reasonably practicable following the end of such quarter.

As used herein, (i) “Current Market Price” of a share of Common Stock means the average of the closing price of the Company’s Common Stock as traded on the NASDAQ Stock Exchange for the last five days on which the NASDAQ is open for business during the fiscal quarter; (ii) “Closing Price” for any day means the last sales price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such day the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Stock selected by the Committee, or, if on any such day no market maker is making a market in the Common Stock, the fair value of a share of Common Stock on such day as determined reasonably and in good faith by the Committee; and (iii) “Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which banking institutions in New York City generally are open.

8. WITHHOLDING TAX. The Company will withhold from each subscriber’s paycheck an amount necessary to comply with the withholding requirements of the Internal Revenue Code of 1986, as amended from time to time.

9. TERMINATION UPON CERTAIN MERGERS OR CONSOLIDATIONS. In the event of the merger or consolidation of the Company with, or into, another corporation as a result of which the Company is not the surviving corporation, then the Plan will terminate as of the last day of the month preceding the month in which the Board of Directors of the Company approves the merger or consolidation. In the event such termination date is the last day of a calendar quarter, the provisions of Section 7 hereof shall apply in full force and effect with respect to such quarter. In the event such termination date is not the last day of a calendar quarter, all subscription amounts held by the Plan on behalf of participants shall be returned to the participants in accordance with their respective subscription contributions for the quarter in which such termination occurs.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares subject to a subscription agreement, and the price per share thereof, will be proportionately adjusted for any increase or decrease in the number of issued shares of Company Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or stock split or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company.

11. PREEMPTION BY APPLICABLE LAWS AND REGULATIONS. Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination or the making of any issuance or other distribution of Common Stock, any law, regulation, or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the employee (or the employee’s beneficiary), as the case may be, to take any action in connection with any such determination, issuance, or distribution, such determination, issuance, or distribution, as the case may be, shall be deferred until such action shall have been taken.

12. AMENDMENT. The Board of Directors of the Company may at any time amend the Plan, except that no amendment may make any change with respect to subscriptions for the then current calendar quarter if the change would adversely affect the rights of any participant. In addition, the Board will not, without shareholder approval, make any change that will materially increase the benefits accruing to participants under the Plan, materially increase the number of shares of Common Stock which may be distributed under the Plan or materially modify the requirements as to eligibility for a participation in the Plan.

13. MISCELLANEOUS

a.	No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any affiliate of the Company.

b.

No Rights as Shareholder. An employee shall have no rights as a shareholder with respect to Common Stock covered by the employee’s subscription agreement until the date of the issuance of such Common Stock to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

c.	No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving an employee, the employee’s beneficiaries, or any other person any equity or interest of any kind on any assets of the Company or an affiliate of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company or an affiliate of the Company and any such person.

d.	No Restriction on Corporation Action. Nothing contained in the Plan shall be construed to prevent the Company or any affiliate of the Company from taking any action that is deemed by the Company or such affiliate of the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan. No employee, beneficiary, or other person shall have any claim against the Company or any affiliate of the Company as a result of any such action.

e.	Non-assignability. Neither an employee nor an employee’s beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign, or otherwise encumber or dispose of such employee’s or beneficiary’s interest arising under the Plan nor shall such interest be subject to seizure for the payment of any employee’s beneficiary’s debts, judgments, alimony or separate maintenance or be transferable by operation of law in the event of an employee’s or beneficiary’s bankruptcy or insolvency, and to the extent any such interest arising under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

f.	Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan will be used for its general business purposes.

g.	Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only and shall in no way limit, define, or otherwise affect the meaning or interpretation of any provisions of the Plan.

14. MATCHING CONTRIBUTIONS. The Company shall include in the compensation of each participating employee, who has been a full-time employee of the Company for at least one year, an additional amount, equal to 15% of the amount contributed by each participating employee, through payroll deductions, which amount shall be applied for additional stock purchases through the Plan. Effective January 1, 2009, this matching contribution will increase to 25%.